Exhibit 5.1

August 21, 2017

Altimmune, Inc.

19 Firstfield Road, Suite 200

Gaithersburg, Maryland

Ladies and Gentlemen:

We are acting as counsel to Altimmune, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated August 16, 2017 (the “Prospectus Supplement”), to the prospectus, dated March 30, 2017, included as part of a registration statement (the “Registration Statement”) on Form S-3 (No. 333-217034) relating to the offer and sale of (a) 15,656 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), (b) the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) that may be issued upon conversion of the Preferred Shares (the “Conversion Shares”), (c) warrants to purchase shares of Common Stock (the “Warrants”), and (d) the shares of Common Stock that may be issued upon the exercise of the Warrants (the “Warrant Shares”).

As such counsel, we have participated in the preparation of the Prospectus Supplement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the amended and restated certificate of incorporation of the Company as in effect on the date hereof and as amended to date; (ii) the bylaws of the Company, as in effect on the date hereof and as amended to date; (iii) the resolutions of the Board of Directors of the Company; (iv) the Placement Agency Agreement entered into between the Company and Piper Jaffray & Co.; (v) the form of the Warrants; (vi) the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as filed with the Delaware Secretary of State on August 21, 2017 (the “Certificate of Designations”); (vii) the Securities Purchase Agreement, by and among the Company and each purchaser identified therein (the “Securities Purchase Agreement”); (viii) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; (ix) the Prospectus Supplement, including any documents incorporated by reference therein; and (x) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

August 21, 2017

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that:

(a) The Preferred Shares have been duly authorized for issuance and, when sold, issued and paid for in accordance with the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

(b) The Warrants have been duly authorized and, upon delivery of the consideration as provided in the Securities Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing (including the possible unavailability of specific performance or injunctive relief, concepts of materiality and reasonableness, and the discretion of the court before which a proceeding is brought).

(c) The Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized and, when issued and paid for in accordance with the provisions of the Preferred Shares as set forth in the Certificate of Designations as currently in effect, will be validly issued, fully paid and nonassessable.

(d) The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Company’s Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP